Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2006 relating to the consolidated financial statements for the period from August 18, 2006 (date of inception) to August 31, 2006, which appear in Red Rock Pictures Holdings Inc.’s 10-KSB.

/s/ Walker & Company Chartered Accountants Professional Corporation

Markham, Canada
February 15, 2007